UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 16, 2011

ENGlobal Corporation
(Exact name of registrant as specified in its charter)

Nevada	001-14217	88-0322261
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

654 N. Sam Houston Parkway E., Suite 400, Houston, Texas	77060-5914
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   281-878-1000

________________________________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On May 16, 2011, the Company issued a press release to announce a recent contract award from Caspian Pipeline Consortium (CPC). Granted under two contracts, one to the Russian Federation and one to the Republic of Kazakhstan, the three-phase award is expected to have a total value of approximately $86 million over four years. As previously announced by CPC, its shareholders agreed to launch the Expansion Project construction on April 19, 2011. A copy of the press release is filed as exhibit 99.1 to this current report on form 8-K.

Item 9.01. Financial Statements and Exhibits.

    Exhibit 99.1.       Press release dated May 16, 2011

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENGlobal Corporation (Registrant)
May 17, 2011 (Date)	/s/ NATALIE S. HAIRSTON Natalie S. Hairston Chief Governance Officer, Corporate Vice President - Investor Relations, and Corporate Secretary

Exhibit Index
99.1	Press release dated May 16, 2011